UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 31, 2018

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On October 31, 2018, Silver Bull Resources, Inc. (the “Company”) announced the release of a technical report (the “Report”) on the silver and zinc mineralization at the Sierra Mojada Project in accordance with Canadian National Instrument 43-101 prepared by Archer, Cathro & Associates (1981) Limited and the Company’s Chief Executive Officer, Timothy Barry.  The Report supersedes the prior mineralized material estimate released by the Company in June 2015.  The Report includes an update on the silver and zinc mineralization that was estimated from 1,336 diamond drill holes, 24 reverse circulation drill holes, 9,027 channel samples and 2,346 underground long holes.  Using a net smelter return (“NSR”) economic cut-off, the Report indicates mineralized material in the optimized pit of 70.4 million tonnes at an average silver grade of 38.6 grams/tonne silver, an average zinc percentage of 3.4%, an average copper percentage of 0.04% and an average lead percentage of 0.3%.  The Report used a $13.50/tonne NSR cut-off grade and assumed a silver price of $15.00/ounce and a zinc price of $1.20/pound.  Mineralized material estimates do not include any amounts categorized as inferred resources.
“Mineralized material” as used in this Current Report on Form 8-K, although permissible under the Securities and Exchange Commission’s (the “SEC’s”) Industry Guide 7, does not indicate “reserves” by SEC standards.  The Company cannot be certain that any part of the Sierra Mojada Project will ever be confirmed or converted into SEC Industry Guide 7-compliant “reserves.”  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
23.1	Consent of Archer, Cathro & Associates (1981) Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 1, 2018

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer